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                                                                    EXHIBIT 99.2

                            Stock Option Agreement
                       Under the 1999 Stock Option Plan
                               of SiLutia, Inc.

     This Agreement is made effective as of ________ ___, 2000__ (the "Grant Date" which is the date the Option referred to herein was authorized for granting by the Administrator of the Company's Option Plan), between SiLutia, Inc., a Delaware corporation (the "Company"), and the undersigned Optionee.

     The Parties Agree as Follows:

1.   Option Grant.  Subject to all of the terms and conditions of this Agreement
     ------------
and of the Company's 1999 Stock Option Plan (the "Option Plan"), Optionee will have an option (the "Option") to purchase the number of shares of the Company's common stock (the "Shares"), for an exercise price per share (the "Option Price") and based upon the Vesting Start Date set forth below and an Expiration Date of the tenth anniversary of the Grant Date (subject to earlier termination as provided in the Option Plan) as set forth below:

        Number of Shares
          subject to the Option:    ___________

        Option Price per Share:     $__________

        Vesting Start Date:         ___________

        This Option [is intended to] [will not] be treated as an Incentive Stock Option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. [Instructions for Completing this Agreement: ISOs may only be granted to actual employees; delete the bracketed clause above that doesn't apply as well as this bracketed sentence.]

2.   Vesting and Exercise.
     --------------------

     (a)  Vesting.  Initially, the entire Option will be "Unvested" within the
          -------
          meaning of the Option Plan; portions of the Option will become "Vested" within the meaning of the Option Plan on the following schedule:

          (1) twenty-five percent (25%) of the Shares subject to the Option shall become Vested as of the first anniversary of the Vesting Start Date; and

          (2) the remaining seventy-five percent (75%) of the Shares subject to the Option shall become Vested monthly ratably (approximately _______ shares/month) on a cumulative basis over the 36 month period commencing on the first anniversary of the Vesting Start Date, subject to the condition that Optionee does not suffer a Loss of Eligibility Status prior to each such vesting date.

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    (b)  [Exercise of the Option. Optionee may exercise the Option, in whole or
         -----------------------
         in part, at any time provided that those Option Shares acquired by Optionee with respect to that portion of the Option which is then an Unvested Option will be "Unvested Shares" (within the meaning of section 5(c)(viii) of the Option Plan) that are subject to the Company's repurchase right as set forth in section 6(c) of the Option Plan, until such Shares become "Vested Shares" on the same schedule of Vesting dates as is set forth in section 2(a) above (and also subject to the condition that Optionee does not suffer a Loss of Eligibility Status prior to each such Vesting date).] [*NOTE: THIS PARAGRAPH IS OPTIONAL*]

    (c)  Minimum Number of Shares. Any exercise of the Option must be for at
         ------------------------
         least one hundred (100) Shares (without regard to adjustments to the number of Shares subject to the Option pursuant to section 8 of the Option Plan) or, if less, all of the remaining Shares subject to the Option.

    (d)  Notice of Exercise. Optionee or Optionee's representative may exercise
         ------------------
         the Option by giving written notice to the Company pursuant to section 6.5(a) of the Option Plan using the specified form of notice of exercise attached to this Agreement as Exhibit A. The notice will be
                                                ---------
         signed by the person or persons exercising the Option. In the event that the Option is being exercised by the representative of Optionee, the notice will be accompanied by proof reasonably satisfactory to the Company of the representative's right to exercise the Option. Payment of the Option Price will accompany the notice and will be in any of the following forms acceptable to the Company: (i) cash or a check made payable to the Company; or (ii) by the delivery of one or more certificate(s) representing shares of the Company with a Fair Market Value on the date of exercise equal to the Option Price, together with a stock power executed in blank.

    (e)  Withholding Taxes. To the extent required by applicable federal, state,
         -----------------
         local or foreign law, and as a condition to the Company's obligation to issue any Shares upon the exercise of the Option in full or in part, Optionee will make arrangements reasonably satisfactory to the Company for the payment of any withholding tax obligations that arise by reason of such exercise.

    (f)  Issuance of Option Shares. Subject to the provisions of the Option
         -------------------------
         Plan, after receiving a proper notice of exercise and payment of the applicable Option Price and withholding taxes, the Company will cause to be issued a certificate or certificates for the Option Shares as to which the Option has been exercised, registered in the name of the person rightfully exercising the Option. The Company will cause such certificate or certificates to be delivered to such person.

3.  Representations and Warranties of Optionee.  Optionee hereby represents and
    ------------------------------------------
warrants that: (a) Optionee is acquiring the Option granted hereby, and will acquire any Shares obtained upon exercise of the Option, for investment purposes only, for Optionee's own account, and with no view to the distribution thereof;
(b) Optionee understands that the Option and the Shares that may be acquired by exercising the

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    Option ("Option Shares") have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and that the Option and the Option Shares are not freely tradeable and must be held indefinitely unless they are either registered under the 1933 Act or an exemption from such registration is available; (c) Optionee understands that the Company is under no obligation to register the Option or the Option Shares; (d) Optionee understands that the Option and the Option Shares have not been qualified under the securities laws of any state and are to be offered and sold pursuant to an exception from qualification under applicable state securities laws; and (e) Optionee understands that the Company is relying upon the truth and accuracy of the foregoing representations and warranties in granting the Option to Optionee.

4.  No Employment Rights.  This Agreement gives Optionee no right to be retained
    --------------------
    as an employee of the Company and/or its Subsidiaries.

5.  Terms of the Option Plan.  Optionee understands that the Option Plan
    ------------------------
    includes important terms and conditions that apply to the Option. Those terms include: important conditions to the right of Optionee to exercise the Option; important restrictions on the ability of Optionee to transfer the Option or to Transfer any of the Shares of Option Stock received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including Optionee no longer being an employee, director, consultant or independent contractor to or of the Company or its Subsidiaries. Optionee acknowledges having read the Option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by Optionee under it. Optionee further acknowledges that the Company has given no tax advice concerning the Option and has advised Optionee to consult with his or her own tax or financial advisor about the tax treatment of the Option and its exercise.

6.  Miscellaneous.  Capitalized terms not otherwise defined in this Agreement
    -------------
    will have the meanings set forth in the Option Plan. Neither this Agreement nor the Option is assignable by either party, except as expressly provided herein. All of the covenants and provisions of this Agreement by or for the benefit of the Company or Optionee shall bind and inure to the benefit of their respective successors. This Agreement (including the Option Plan) constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto concerning the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument

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     mutually executed by the Company and Optionee.  This Agreement shall be construed and governed by the substantive laws of the State of Delaware.

The parties hereby have entered into this Agreement as of the Grant Date.

                                           SiLutia, Inc.

                                           By:_______________________________
                                           Title: ___________________________

                                           "Optionee"

                                           __________________________________
                                           Address:
                                           __________________________________
                                           __________________________________
                                           Social Security No:_______________



Attachments:  (1)  Consent of Spouse
              (2)  1999 Stock Option Plan
Exhibit A:  Form of Notice of Exercise of Stock Option

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                               CONSENT OF SPOUSE
                            -----------------

        I am the spouse of _________________, who together with SiLutia, Inc. (the "Company"), have entered into the Stock Option Agreement, to which this Consent is attached. Capitalized terms not defined herein will have the meaning set forth in such Agreement, or in the Company's 1999 Stock Option Plan (the "Option Plan"), which forms a part of such Agreement.

        I have read and understand the Stock Option Agreement, and the Option Plan. I acknowledge that, by execution hereof, I am bound by the Stock Option Agreement, and the Option Plan, as to any and all interests I may have in the Option Shares. In particular, I understand and agree that the Option Shares (including any interest that I may have therein) are subject to certain repurchase rights in the Company and certain restrictions on transfer .

        I also agree with my spouse and the Company that if my spouse and I ever get divorced or enter into any marital property settlement agreement, or if my spouse or I ever seek a decree of separate maintenance, to the extent my spouse has or can obtain assets other than the Option Shares in amounts and of value sufficient to settle or satisfy any marital property claims I may have in the value of the Option Shares, I will accept such other assets in settlement of those claims.

        I agree that I will not do anything to try to prevent the operation of any part of the Stock Option Agreement or the Option Plan. I acknowledge that I have had an opportunity to obtain independent counsel to advise me concerning the matters contained herein.

                                              Signature
                                              ---------
                                              _______________________________

                                              Name: _________________________

                                              Date: _________________________

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                                                                       Exhibit A
                                                                       ---------
                      NOTICE OF EXERCISE OF STOCK OPTION
                                 SiLutia, Inc.

To the [Secretary] of SiLutia, Inc.

    The undersigned, the holder of an Option to purchase shares of common stock of SiLutia, Inc. (the "Company"), hereby irrevocably elects to exercise the purchase rights represented by such Option, and to purchase thereunder _________ shares of common stock of the Company, herewith makes payment of $_____________ therefor in the form of a check made payable to the Company, and requests that the certificates for such shares be issued in the name of and delivered to the undersigned at the address set forth below.

    The undersigned acknowledges that the shares being purchased by him or her (the "Option Shares") are subject to substantial restrictions on sale or transfer set forth in the Company's 1999 Stock Option Plan (the "Plan") and agrees to be bound by the terms and conditions of said Plan and the Stock Option Agreement entered into by and between the Company and the undersigned on ___________, 199__. The undersigned further represents, warrants and acknowledges that, unless a registration statement is in effect with respect to the sale of Option Shares: (i) those Option Shares are not freely tradeable and must be held indefinitely unless such Option Shares are either registered under the Securities Act of 1933, as amended, (the "Act"), or an exemption from such registration is available; (ii) the Company is under no obligation to register those Option Shares; (iii) the undersigned is purchasing the Option Shares for his or her own account and not with a view to or for sale in connection with any distribution within the meaning of the Act, other than as may be effected in compliance with the Act and the rules and regulations promulgated thereunder;
(iv) no one else will have any beneficial interest in the Option Shares; and (v) he or she has no present intention of disposing of the Option Shares or any interest therein at any particular time.

DATED: _______________

                              __________________________________________________
                                 (signature)

                              Print name exactly as to be shown on certificate

                              Address:
                              __________________________________________________

                              __________________________________________________

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